Exhibit B



                             JOINT FILING AGREEMENT

     The undersigned hereby agree that the Statement on Schedule 13G/A, dated February 24, 2006 with respect to the shares of Common Stock of Danka Business Systems PLC and any further amendments thereto executed by each and any of us shall be filed on behalf of each of us pursuant to and in accordance with the provisions of Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended.

     This Agreement may be executed in separate counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

         Dated: February 27, 2006


                                       POTOMAC CAPITAL MANAGEMENT LLC

                                       By:   /s/ Paul J. Solit
                                             --------------------------------
                                             Paul J. Solit, Managing Member

                                       POTOMAC CAPITAL MANAGEMENT INC.

                                       By:   /s/ Paul J. Solit
                                             --------------------------------
                                             Paul J. Solit, President

                                       PAUL J. SOLIT

                                       By:   /s/ Paul J. Solit
                                             --------------------------------
                                             Paul J. Solit